EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-17725, No. 333-05125, No. 33-69782, No.
33-44481 and No. 33-33535) of MICROS Systems, Inc. of our report dated August 21, 1998, appearing on page 28 of this Form 10-K.

PricewaterhouseCoopers LLP

Baltimore, Maryland
September 28, 1998